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                                                                     EXHIBIT 4.1

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                          CONTINENTAL AIRLINES, INC.,
                                   AS ISSUER




                         8% Notes due December 15, 2005




                             UNDERWRITING AGREEMENT






Dated: December 8, 1998


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                          CONTINENTAL AIRLINES, INC.,
                                   as ISSUER


                         8% Notes due December 15, 2005


                             UNDERWRITING AGREEMENT


                                                        December 8, 1998


Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs:

              Continental Airlines, Inc., a Delaware corporation (the "Company"), proposes to issue and sell, subject the terms and conditions stated herein, to Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Credit Suisse First Boston Corporation (the "Underwriters") $200,000,000 aggregate principal amount of its 8% Senior Notes due 2005 (the "Notes") to be issued pursuant to the provisions of an Indenture dated July 15, 1997 between the Company and Bank One, N.A., as trustee (the "Trustee").

              Capitalized terms used but not defined herein have the meanings to be assigned to them in the Prospectus (as defined below) or the Indenture.

              The Company understands that the Underwriters propose to make an offering of the Notes on the terms, subject to the conditions and in the manner to be set forth in the Prospectus and this Agreement, as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

              The Company has filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (File No. 333-29255) relating to Debt Securities (as defined therein), including the Notes (such registration statement (including the respective exhibits thereto and the respective documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), that are incorporated by reference therein), as amended at the date hereof, being herein referred to as the "Registration Statement"), and the offering thereof from time to time in accordance with Rule 415 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"). The Registration Statement has been declared effective by the Commission. A final prospectus supplement reflecting the terms of the Notes, the terms of the offering thereof and other matters relating to the Notes, as further specified in Section 4(d) hereof, will be prepared and filed together with the base prospectus referred to below pursuant to Rule 424 under the Securities Act (such prospectus supplement, in the form filed on or after the date hereof pursuant to Rule 424, being herein referred to as the "Prospectus Supplement"). The base prospectus included in the Registration Statement at the effective date of the Registration Statement and relating to all offerings of Debt Securities under the Registration Statement, as supplemented by the Prospectus Supplement, and including the documents incorporated by reference therein, is herein called the "Prospectus", except that, if such base prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to such base prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the terms "amendment" or "supplement" with respect to the Prospectus shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date the Prospectus is filed with the Commission, or the date of such Prospectus Supplement, as the case may be, and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

              1. Representations and Warranties. (a) The Company represents and warrants to, and agrees with each Underwriter that:

              (i) The Company meets the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective; and on the original effective date of the Registration Statement, the Registration Statement complied as to form in all material respects with the requirements of the Securities Act. On the effective date of the Registration Statement, the Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date hereof and on the Closing Date (as defined below), the Prospectus, as amended and supplemented if the Company shall have furnished any amendment or supplement thereto, does not and will not include an untrue statement of a material fact and does not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through Morgan Stanley and relating to such Underwriter expressly for use therein ("Underwriter Information") or to statements or omissions in that part of each Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), on Form T-1.





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
              (ii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were or hereafter, during the period mentioned in paragraph 4(a) below, are filed with the Commission, complied and will comply as to form in all material respects with the requirements of the Exchange Act.

              (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its consolidated subsidiaries taken as a whole (a "Material Adverse Effect").

              (iv) Each of Continental Micronesia, Inc., Air Micronesia Inc. and Continental Express, Inc. (together, the "Subsidiaries") has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and, except as described in the Prospectus and except for the capital stock of Continental Micronesia, Inc. which is pledged to secure obligations of the Company, each Subsidiary's capital stock owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

              (v) Except as described in the Prospectus, the Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a Material Adverse Effect. The consummation of the transactions contemplated herein has been duly authorized by all necessary corporate action of the Company and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, loan agreement, contract or other instrument to which the Company is a party or by which the Company





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
       may be bound or to which any of the property or assets of the Company is subject, which breach, default, lien, charge or encumbrance, individually or in the aggregate, would have a Material Adverse Effect, nor will any such execution, delivery or performance result in any violation of the provisions of the charter or by-laws of the Company or any material violation of any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company.

              (vi) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the valid authorization, execution and delivery by the Company of this Agreement and for the consummation of the transactions contemplated herein, except such as may be required under the Securities Act, the Trust Indenture Act, the securities or "blue sky" or similar laws of the various states and of foreign jurisdictions or rules and regulations of the National Association of Securities Dealers, Inc.

              (vii) This Agreement has been duly authorized, executed and delivered by the Company.

              (viii) The consolidated financial statements included or incorporated by reference in the Registration Statement, together with the related notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein and except that the unaudited financial statements do not include all required footnotes. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement present the information required to be stated therein.

              (ix) The Company is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

              (x) The Notes have been duly authorized by the Company; when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter





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
       in effect relating to creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Notes will conform in all material respects to the description thereof to be contained in the Prospectus.

              (xii) Except as disclosed in the Prospectus, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects except where the failure to have such title would not have a Material Adverse Effect; and except as disclosed in the Prospectus, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would have a Material Adverse Effect.

              (xiii) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties that individually (or in the aggregate in the case of any class of related lawsuits), could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement.

              (xiv) Except as disclosed in the Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or to the knowledge of the Company is imminent that could reasonably be expected to have a Material Adverse Effect.

              (xv) Each of the Company and the Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to so obtain, declare or file would not have a Material Adverse Effect.

              (xvi) Except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim individually or in the aggregate is reasonably expected to have a Material Adverse Effect; and the





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
       Company is not aware of any pending investigation which might lead to such a claim that is reasonably expected to have a Material Adverse Effect.

              (xvii) The accountants that examined and issued an auditors' report with respect to the consolidated financial statements of the Company and the financial statement schedules, if any, included or incorporated by reference in the Registration Statement are independent public accountants within the meaning of the Securities Act.

              (b) The parties agree that any representation or warranty contained in a certificate signed by a duly authorized officer of the Company and delivered to an Underwriter, or to counsel for the Underwriters, in each case on the Closing Date and in connection with this Agreement or the offering of the Notes, shall be deemed a representation and warranty by (and only by) the Company to the Underwriters as to the matters covered thereby.

              2. Purchase, Sale and Delivery of Notes. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and the conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth in
Schedule I hereto opposite their names at a purchase price of 98.0% of the principal amount thereof, plus accrued interest, if any, from December 14, 1998 to the date of payment and delivery.

              (b) The Company is advised by you that the Underwriters propose to make a public offering of the Notes as soon after this Agreement has been entered into as in your judgment is advisable. The Company is further advised by you that the Notes are to be offered to the public initially at 100% of their principal amount -- the public offering price -- plus accrued interest, if any, and to certain dealers selected by the Underwriters at concessions not in excess of the concessions set forth in the Prospectus, and that the Underwriters may allow, and such dealers may re-allow, concessions not in excess of the concessions set forth in the Prospectus to certain other dealers.

              (c) Delivery of and payment for the Notes shall be made at the offices of Shearman & Sterling at 599 Lexington Avenue, New York, New York 10022 at 10:00 A.M. on December 14, 1998 or such other date, time and place as may be agreed upon by the Company and you (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to your account at The Depository Trust Company for the respective accounts of the several Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer. The Notes shall be registered in the name of Cede & Co. or in such other names, and in such denominations, as you may request in writing at least two full business days in advance of the Closing Date.





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
              (d) The Company agrees to have the Notes available for inspection, checking and packaging by you in New York, New York not later than 1:00 P.M. on the business day prior to the Closing Date.

              3. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Notes pursuant to this Agreement are subject to the following conditions:

              (a) On the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

              (b) On the Closing Date, you shall have received an opinion of Vinson & Elkins L.L.P., as counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit A hereto.

              (c) On the Closing Date, you shall have received an opinion of the General Counsel of the Company, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit B hereto.

              (d) On the Closing Date, you shall have received an opinion of Shearman & Sterling, as counsel for the Underwriters, dated as of the Closing Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require.

              (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to proceed with the completion of the public offering of the Notes on the terms and in the manner contemplated by the Prospectus.

              (f) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by the President or any Vice President of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date (except to the extent that they relate solely to an earlier date in which case they shall be accurate as of such earlier date), that the Company has performed all its obligations to be performed hereunder on or prior to the Closing Date and that, subsequent to the execution and delivery of this Agreement, there shall not have occurred any material adverse change, or any development or event involving a prospective material adverse change, in the condition





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
       (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise, except as set forth in or contemplated by the Prospectus.

              (g) On the Closing Date, you shall have received a letter, dated the Closing Date, of Ernst & Young LLP in a form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants' "comfort letters".

              (h) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading in the rating accorded any of the Company's securities, except for any downgrading of pass through certificates, by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, or any public announcement that any such organization has under surveillance or review its ratings of any such securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

              (i) On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be reasonably satisfactory in form and substance to you.

              4. Certain Covenants of the Company. The Company covenants with each Underwriter as follows:

              (a) During the period described in the following sentence of this Section 4(a), the Company shall advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus (except by documents filed under the Exchange Act) and will not effect such amendment or supplement (except by documents filed under the Securities Act or the Exchange Act) without your consent, which consent shall not be unreasonably withheld. If, at any time after the public offering of the Notes, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading in any material respect, or if it is necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with law, the Company shall prepare and furnish, at its own expense, to the





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
       Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Notes may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading in any material respect or amendments or supplements to the Registration Statement or the Prospectus so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law and cause such amendments or supplements to be filed promptly with the Commission.

              (b) During the period mentioned in paragraph (a) above, the Company shall notify each Underwriter immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) receipt by the Company of any notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the institution or threatening of any proceeding for any of such purposes; and the Company agrees to use every reasonable effort to prevent the issuance of any such stop order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment and the Company shall (subject to the proviso in Section 4(e)) endeavor, in cooperation with the Underwriters, to prevent the issuance of any such stop order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment, all of the foregoing at the expense of the Company.

              (c) During the period mentioned in paragraph (a) above, the Company will furnish to each of the Underwriters as many conformed copies of the Registration Statement (as originally filed) and all amendments and supplements to such documents (excluding all exhibits and documents filed therewith or incorporated by reference therein) and as many conformed copies of all consents and certificates of experts, in each case as soon as available and in such quantities as each of the Underwriters reasonably requests.

              (d) Promptly following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the Securities Act and that sets forth the principal amount of the Notes and their terms not otherwise specified in the base prospectus included in the Registration Statement, the name of each Underwriter participating in the offering and the principal amount of the Notes that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Notes are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Notes. The Company will timely transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the Securities Act.

              (e) The Company shall, in cooperation with the Underwriters, endeavor to arrange for the qualification of the Notes for offer and sale under the applicable securities or "blue sky" laws of such jurisdictions in the United States as Morgan Stanley reasonably designates and will endeavor to maintain such qualifications in effect so long as required for the distribution of such Notes, all at the expense of the Company; provided that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities,
       (ii) file a general consent to service of process or (iii) subject itself to taxation in any such state.

              (f) During the period the Notes remain outstanding, the Company will promptly furnish to each of the Underwriters, upon request, copies of all Annual Reports on Form 10-K and any definitive proxy statement of the Company filed with the Commission.

              (g) Between the date of this Agreement and the Closing Date, the Company shall not, without your prior written consent, offer, sell, or enter into any agreement to sell (as public debt securities registered under the Securities Act (other than the Notes) or as debt securities that may be resold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A thereunder and that are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act), any unsecured notes, debentures or other evidences of unsecured indebtedness.

              5. Indemnification and Contribution. (a) The Company agrees that it will indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon (i) Underwriter Information (as defined in Section 1(a)(i) of this Agreement) or (ii) statements or omissions in that part of such Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act.

              (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of the officers who signed the Registration Statement and each person, if any, who controls the Company, as the case may be, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to the Underwriter Information applicable to such Underwriter.

              (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party"), in writing. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Any such firm retained pursuant to the third sentence of this paragraph (c) shall be designated in writing by Morgan Stanley in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such fees and expenses are being disputed in good faith. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

              (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 5 is required to be made but is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of such Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the proceeds from the offering of such Notes received by the Company (before deducting expenses), and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in (or in the notes to) the table on the cover of the Prospectus, bear to the aggregate public offering price of such Notes. The relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Underwriter Information, and the parties' relative intent, knowledge, access to information and opportunity
to correct or prevent such statement or omission.   The Underwriters'
respective obligations to contribute pursuant to this Section 5 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint.

              (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this Section 5 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, each of their respective officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

              6. Default of Underwriters. If either Underwriter defaults in its obligations to purchase Notes hereunder and the aggregate principal amount of the Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Notes and arrangements satisfactory to Morgan Stanley and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 5. As used in this Agreement, the term "Underwriter" includes any person substituted for an
Underwriter under this Section.   Nothing herein will relieve a defaulting
Underwriter from liability for its default.

              7. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this agreement, any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, or any of its representatives, officers or directors or any controlling person and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 9 and the respective obligations of the Company and the Underwriters pursuant to Section 5 shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the occurrence of the termination of the Agreement pursuant to Section 6 or 8, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of such Notes and comply with its obligations under Section 9.

              8. Termination. This Agreement shall be subject to termination by notice given by Morgan Stanley to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in Morgan Stanley's judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in Morgan Stanley's judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

              9. Payment of Expenses. The Company shall pay all of the following costs and expenses:

              (i) expenses (including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith) incurred in connection with (A) qualifying the Notes for offer and sale under the applicable securities or "blue sky" laws of such jurisdictions in the United States as Morgan Stanley reasonably designates, (B) endeavoring to maintain such qualifications in effect so long as required for the distribution of such Notes, (C) the review (if any) of the offering of the Notes by the National Association of Securities Dealers, Inc., (D) the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Underwriters may designate and (E) the preparation, printing and distribution of any blue sky or legal investment memorandum by Underwriters' Counsel;

              (ii) expenses incurred in connection with the preparation and distribution to the Underwriters and the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Notes may have been sold by the Underwriters on their behalf and to any other dealers upon request, either of (A) amendments to the Registration Statement or amendments or supplements to the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not materially misleading or (B) amendments or supplements to the Registration Statement or the Prospectus so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law and the expenses incurred in connection with causing such amendments or supplements to be filed promptly with the Commission;

              (iii) all expenses incident to the performance of the Company's obligations under this Agreement;

              (iv) expenses incurred in connection with the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Prospectus and any amendments thereof and supplements thereto, and the cost of furnishing copies thereof to the Underwriters;

              (v) expenses incurred in connection with the preparation, printing and distribution of this Agreement and the Notes;

              (vi) expenses incurred in connection with the delivery of the Notes;

              (vii) reasonable fees and disbursements of the counsel and accountants for the Company;

              (viii) fees and expenses of the Trustee and the reasonable fees and disbursements of counsel for the Trustees;

              (ix) fees charged by rating agencies for rating the Notes (including annual surveillance fees related to the Notes as long as they are outstanding); and

              (xi) all other expenses reasonably incurred by the Underwriters (other than fees and disbursements of their counsel) in connection with the transactions contemplated by this Agreement.

              10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to the Underwriters, c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, N.Y. 10036, Attention: High Yield Syndication Desk, if sent to the Company, will be mailed, delivered or sent by facsimile transmission and confirmed to it at 1600 Smith Street, Houston, TX 77002, Attention: Chief Financial Officer and General Counsel, facsimile number (713) 520-6329; provided, however, that any notice to an Underwriter pursuant to Section 5 will be sent by facsimile transmission or delivered and confirmed to such Underwriter.

              11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 5, and no other person will have any right or obligation hereunder.

              12. Representation of Underwriters. Morgan Stanley will act for the several Underwriters in connection with this purchase, and any action under this Agreement taken jointly or by Morgan Stanley will be binding upon all the Underwriters.

              13. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

              14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

              15. Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any U.S. federal or New York State court in the Borough of Manhattan in the City of New York (each a "New York court") and each of the parties hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts, with respect to actions brought against it as defendant, in any suit, action or proceeding. Each of the parties to this Agreement agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law in accordance with applicable law.

              If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Underwriters and the Company in accordance with its terms.



                                        Very truly yours,


                                        CONTINENTAL AIRLINES, INC.



                                        By:   /s/ JENNIFER L. VOGEL
                                           ------------------------------
                                           Name:  Jennifer L. Vogel
                                           Title: Vice President



The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION

By:  MORGAN STANLEY & CO. INCORPORATED



By: /s/ MORGAN STANLEY & CO. INCORPORATED
   --------------------------------------
   Name:
   Title:

                                   SCHEDULE I




                       Underwriters                            Principal Amount
                                                                  Of Notes to
                                                                 Be Purchased
                                                               ----------------
 Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . .  $   160,000,000
 Credit Suisse First Boston Corporation  . . . . . . . . . . .       40,000,000
                                                                ---------------
 Total . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   200,000,000
                                                                ===============


                                   EXHIBIT A


           Form of legal opinion to be rendered by Vinson and Elkins,
                            Counsel for the Company

              1. Continental is validly existing as a corporation in good standing under the laws of the State of Delaware.

              2. Continental has the corporate power (i) to own, lease and operate its properties and conduct its business as described in the Prospectus and (ii) to enter into each of the Indenture and the Underwriting Agreement and to perform its obligations thereunder.

              3. The execution and delivery by Continental of the Underwriting Agreement have been duly authorized by all necessary corporation action of Continental, and the Underwriting Agreement has been duly executed and delivered by Continental.

              4. The statements set forth under the heading "Description of Notes", in the Prospectus Supplement, insofar as such statements purport to summarize certain provisions of the Notes, provide a fair summary of such provisions.

              5. The statements set forth under the heading "Tax Considerations" in the Prospectus Supplement, insofar as such statements purport to address the federal income tax laws of the United States, are accurate in all material respects with respect to the matters discussed therein.

              6. Continental is not an "investment company", and Continental is not a company "controlled" by an "investment company", in each case within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

              7. The issuance and sale of the Notes to the Underwriters pursuant to the Underwriting Agreement does not require Continental to obtain or effect any consent, approval, authorization, registration or qualification of or with any governmental agency or body of the United States or of the State of New York, except such as are required under the Securities Act, the Trust Indenture Act of 1939, as amended, and the rules and regulation thereunder (collectively, the "Trust Indenture Act"), and the securities or blue sky laws of the various states. Neither the execution and delivery by Continental of the Underwriting Agreement nor the consummation by Continental of the transactions contemplated thereby to be consummated on the date hereof violates
(i) Continental's Certificate of Incorporation or By-Laws or (ii) any law or governmental rule or regulation known to us to be applicable to, or binding on, Continental.

              8. The Registration Statement has become effective under the Securities Act and, to our knowledge, (i) no stop order suspending the effectiveness of the Registration

Statement has been issued and (ii) no proceedings for that purpose have been instituted or threatened by the Commission.

              9. Without independent check or verification of the statements contained therein, the Registration Statement and the Prospectus (other than the financial statements, financial statement schedules and other financial or statistical data included therein, or omitted therefrom, other matters referred to in the Prospectus under the captions "Experts", Exhibit
12.1 to the Registration Statement and the Statement of Eligibility on Form T-1, as to which we are not expressing an opinion), in each case, excluding the documents incorporated or deemed incorporated by reference therein, as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the Securities Act.

       In addition, such counsel shall state that:

              We have examined the registration statement on Form S-3 (Registration No. 33-29255) filed by Continental under the Securities Act of 1933, as amended, with the Commission on July 18, 1997 (the registration statement at the time it became effective, including the exhibits thereto and the documents incorporated by reference therein, is referred to herein as the "Registration Statement"), the prospectus included in the Registration Statement at the effective date of the Registration Statement (the "Base Prospectus"), and the prospectus supplement dated December 8, 1998 with respect to the Notes (the "Prospectus Supplement", and the Base Prospectus as supplemented and modified by the Prospectus Supplement, the "Prospectus"). The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of the statements made therein and (except to the extent expressly set forth in paragraph 4 of our opinion letter of even date herewith addressed to each of you), have made no independent check or verification thereof. In the course of the preparation of the Registration Statement and the Prospectus, we have, however, participated in conferences with certain officers and employees of Continental and with representatives of the Underwriters. Our examination of the Registration Statement and the Prospectus and our participation in the above-mentioned conferences did not disclose to us any information that led us to believe that the Registration Statement (other than the exhibits thereto, the financial statements, financial statement schedules and other financial or statistical data included therein, or incorporated or deemed incorporated by reference therein, or omitted therefrom, and other matters referred to in the Prospectus under the caption "Experts"), as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the financial statements, financial statement schedules and other financial or statistical data included therein, or incorporated or deemed incorporated by reference therein, or omitted therefrom, and other matters referred to in the Prospectus under the captions "Experts", as to which we express no belief), as of December 8, 1998 contained, or as of the date hereof contains, any untrue statement of a material fact or, as of December 8, 1998 omitted, or as of the date hereof omits, to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

                                   EXHIBIT B

                   Form of Company General Counsel's Opinion

              1. Each of Continental Express, Inc., Air Micronesia, Inc., and Continental Micronesia, Inc. (together, the "Subsidiaries") and Continental is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to own, lease and operate its properties and conduct its business as described in the Prospectus; each of Continental and its Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in the United States in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business or consolidated financial condition of Continental and the Subsidiaries taken as a whole.

              2. To my knowledge, except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending against Continental or any of the Subsidiaries or any of their respective properties that could reasonably be expected to have a material adverse effect on the business or consolidated financial condition of Continental and the Subsidiaries taken as a whole (a "Material Adverse Effect").

              3. Continental is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

              4. The execution, delivery and performance by Continental of the Underwriting Agreement and the consummation by Continental of the transactions contemplated therein will not result in any violation of the provisions of the Certificate of Incorporation or By-Laws of Continental or, to my knowledge, any applicable law, administrative regulation or any administrative or court decree, nor does any such action, to my knowledge, constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets of Continental or any of the Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Continental or any of the Subsidiaries is a party or by which any of them are bound or to which any of the assets of Continental or any of the Subsidiaries is subject.

              5. The issuance and sale of the Notes to the Underwriters pursuant to the Underwriting Agreement and the performance by Continental of its obligations thereunder do not require Continental to obtain or effect any consent, approval, authorization, registration or qualification of or with any governmental agency or body of the United States or the State of Texas, except such as are required under federal or state securities or blue sky laws.

              6. To my knowledge, except as disclosed in the Prospectus, there is no event of default under any material agreement or instrument under which indebtedness of Continental is outstanding or by which it is bound or any of its properties is subject.

              7. To my knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any Subsidiary that are required to be disclosed in the Registration Statement, other than those disclosed therein or those which individually (or in the aggregate in the case of any class of related lawsuits) could not reasonably be expected to have a Material Adverse Effect.

              8. Each document filed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulation thereunder (the "Exchange Act"), and incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus (other than the exhibits thereto, the financial statements, financial statement schedules and other financial or statistical data included therein, or incorporated or deemed incorporated therein by reference, or omitted therefrom, and other matters referred to in the Prospectus under the captions "Experts", as to which I am not expressing an opinion), when so filed with the Commission, appeared on its face to have been appropriately responsive in all material respects to the requirements of the Exchange Act.





                                      B-2